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                                                                 EXHIBIT 23.1

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 1995 Stock Option Plan, the 1997 Stock Option Plan and shares issuable upon exercise of certain outstanding stock options granted outside the option plans of Genetronics Biomedical Ltd. of our report dated May 3, 1999 [except for note 16 which is as of June 10, 1999], with respect to the consolidated financial statements of Genetronics Biomedical Ltd. included in its Annual Report on Form 10-K for the year ended March 31, 1999.


                                             /s/ ERNST & YOUNG LLP

Vancouver, Canada                            Chartered Accountants
August 31, 1999